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                                                                      Exhibit 23

                          [Letterhead of Ernst & Young]


Arthur Andersen LLP
1345 Avenue of the Americas
New York, N.Y. 10105
U.S.A.

Dear Sirs,

                   Re: Consent Of Independent Public Accountant

As independent public accountant of Mivnat Holding Ltd., we hereby consent to the incorporation of our report of that company's 1998 financial statements included in this Form 10K, into the company's previously field Registration Statement File No. 333-61895, and No. 333-55970.


                                                  /s/ Kost, Forer and Gabbay
                                                    KOST, FORER and GABBAY
March 26, 2001                             Certified Public Accountants (Israel)